Exhibit 99.1






Investor Contact:                                             Media Contact:
Emma Jo Kauffman                                              Andrea Ewin Turner
(615) 855-5525                                                (615) 855-5209



DOLLAR GENERAL COMPLETES $450 MILLION CREDIT FACILITY

GOODLETTSVILLE, Tenn. - June 24, 2002 - Dollar General Corporation announced today that it has completed the financing of its previously announced $450 million revolving credit facility with a syndicate of lenders led by SunTrust Robinson Humphrey as Sole Lead Arranger; SunTrust Bank as Administration Agent; Credit Suisse First Boston as Syndication Agent; and KeyBank and U.S. Bank as Co-Documentation Agents. The proceeds from the new credit facility were used to refinance the Company's existing bank facilities, including the maturing debt associated with synthetic leases that supported approximately 400 retail stores, two distribution centers and the Company's headquarters in Goodlettsville, Tennessee.

"We are very pleased with the support shown by our bank group through this successful syndication," said Jim Hagan, Dollar General executive vice president and chief financial officer. "This agreement with our lenders will provide Dollar General the liquidity to continue our strategy of profitable growth."

The credit facility is split between a $300 million, three-year revolver and a $150 million, 364-day facility. Pricing is tied to a ratings-based grid. At the company's current ratings, the all-in drawn pricing is LIBOR+237.5 basis points. The credit is secured by the real estate and certain equipment of the 400 retail stores, two distribution centers and the Company's headquarters which supported the synthetic leases.

As of May 3, 2002, Dollar General operated 5,731 neighborhood stores in 27 states with distribution centers in Florida, Kentucky, Mississippi, Missouri, Ohio, Oklahoma and Virginia.


This press release contains historical and forward-looking information. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will likely result," or " will continue" and similar expressions identify forward looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to maintain adequate liquidity through its cash resources and credit facilities, including its ability to refinance or replace such facilities on favorable terms at the maturity thereof; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); general transportation and distribution delays or interruptions; inventory risks due to shifts in market demand; changes in product mix; interruptions in suppliers' businesses; fuel price and interest rate fluctuations; a deterioration in general economic conditions caused by acts of war or terrorism; temporary changes in demand due to weather patterns; delays associated with building, opening and operating new stores; the results of the Company's restatement and audit process; and the impact of the litigation and regulatory proceedings related to the restatement of the Company's financial statements, including the funding of the settlement of such litigation and the risk that the conditions to the effectiveness of such settlements, including the results of the plaintiffs' confirmatory discovery and the approval by the courts, may not be realized.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.


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